Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
TII Network Technologies, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-64965, 33-64967, 333-47151, 333-68579, 333-70714, 333-70716, 333-120509, 333-134223 and 333-134224) and on Form S-3 (Nos. 33-64980 and 333-41998) of TII Network Technologies, Inc. of our report dated April 2 2007, relating to the consolidated balance sheets of TII Network Technologies, Inc. and subsidiaries as of December 31, 2006 and December 31, 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2006, the six months ended December 31, 2005, and the fiscal years ended June 24, 2005 and June 25, 2004 and the related financial statement schedule (Schedule II), which report appears in the December 31, 2006 Annual Report on Form 10-K of TII Network Technologies, Inc.

Our report refers to a change in method of quantifying errors in 2006, in accordance with Securities and Exchange Commission Staff Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.”

/s/ KPMG LLP

Melville, New York
April 2, 2007